Exhibit 99.1

TKO Announces Secondary Offering of 8,400,000 Shares of Class A Common Stock by a Selling Stockholder

NEW YORK, New York (November 9, 2023) - TKO Group Holdings, Inc. (NYSE: TKO) (“TKO” or the “Company”), a premium sports and entertainment company, today announced that one of its stockholders, Mr. Vincent K. McMahon (the “Selling Stockholder”), intends to offer for sale in an underwritten secondary offering 8,400,000 shares of the Company’s Class A common stock, par value $0.00001 (the “Class A Common Stock”), pursuant to the Company’s shelf registration statement filed with the Securities and Exchange Commission (the “SEC”), of which the Company intends to repurchase from the underwriter approximately $100.0 million of shares of our Class A Common Stock. The Selling Stockholder will receive all of the net proceeds from this offering. No shares are being sold by the Company. In connection with the offering, Ariel Emanuel, the Company’s Chief Executive Officer and director, Mark Shapiro, the Company’s President, Chief Operating Officer and director, and certain other of the Company’s directors have indicated an interest in purchasing up to $1.0 million, $1.0 million and $850.0 thousand, respectively, of the Company’s Class A Common Stock offered in the offering at the public offering price.

Morgan Stanley & Co. LLC will act as book-running manager for this offering. MUFG Securities Americas Inc. will act as co-manager for this offering.

A shelf registration statement on Form S-1 (including a prospectus) relating to the offering of Class A Common Stock has been declared effective by the Securities and Exchange Commission. The offering will be made only by means of a prospectus supplement and an accompanying prospectus. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. When available, copies of the prospectus supplement and accompanying prospectus related to the offering may also be obtained by contacting Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding the proposed underwritten secondary offering of shares of Class A Common Stock. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to, those important factors discussed in Part II, Item 1A “Risk Factors” in TKO’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, as any such factors may be updated from time to time in TKO’s other filings with the SEC, including the prospectus supplement on Form 424(b)(5) being filed in connection with this offering, each accessible on the SEC’s website at www.sec.gov and TKOs investor relations site at investor.tkogrp.com. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, TKO undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About TKO

TKO Group Holdings, Inc. (NYSE: TKO) is a premium sports and entertainment company that comprises UFC, the world’s premier mixed martial arts organization, and WWE, an integrated media organization and the recognized global leader in sports entertainment. Together, our organizations reach more than 1 billion TV households in approximately 170 countries, and we organize more than 350 live events year-round, attracting over one million fans. TKO is majority owned by Endeavor Group Holdings, Inc. (NYSE: EDR), a global sports and entertainment company.

Contacts

Investors: investor@tkogrp.com

Press: press@tkogrp.com